Exhibit 21.1

                            SUBSIDIARIES OF BIOVAIL
                           CORPORATION INTERNATIONAL

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

Company                         Subsidiary of Incorporation
-------                         ---------------------------

Crystaal Corporation            Canada
Biovail SA                      Switzerland
Biosytes NV                     Dutch Antilles
Trimel Holding Corporation      Barbados
Biovail Laboratories Inc.       Barbados
Biovail UK                      United Kingdom
Biovail Americas Corp           Delaware

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